AGREEMENT AND PLAN OF REORGANIZATION

  THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 23rd day of August 2013, between the Touchstone Aggressive ETF Fund (the "Acquiring Fund"); the Touchstone Enhanced ETF Fund (the "Acquired Fund", and collectively with the Acquiring Fund, the "Funds"), each a series of the Touchstone Variable Series Trust (the "Trust"); and, for purposes of Section 9.1 only, Touchstone Advisors, Inc (the "Advisor"). TVST is a Massachusetts business trust with its principal place of business at 303 Broadway, Suite 1100, Cincinnati, Ohio 45202.

  WHEREAS, the Funds have only a single share class.

  WHEREAS, the reorganization (the "Reorganization") will consist of (i) the transfer of all of the assets of the Acquired Fund in exchange for the shares of beneficial interest, with a par value of $.01 per share, of the Acquiring Fund; (ii) the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund; and (iii) the distribution of the shares to the shareholders of the Acquired Fund in liquidation of the Acquired Fund as provided in this Agreement, all upon the terms and conditions set forth in this Agreement. The parties intend that the Reorganization shall qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended
(the "IRS Code").

  WHEREAS, the Acquiring Fund and the Acquired Fund are each an open-end, registered management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

  WHEREAS, the Acquiring Fund and the Acquired Fund are authorized to issue its shares of beneficial interest;

  WHEREAS, the Board of Trustees (the "Board") of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act ("Independent Trustees"), have determined that the Reorganization will be in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization;

  WHEREAS, the Board, including a majority of the Independent Trustees, have determined that it is in the best interests of the Acquired Fund to exchange all of its assets and liabilities for Acquiring Fund Shares and that the interests of the existing shareholders of the Acquired Fund and the Acquiring Fund will not be diluted as a result of the Reorganization;
  NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth in this Agreement, the parties covenant and agree as follows:





ARTICLE I

      TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR
THE ACQUIRING FUND SHARES AND ASSUMPTION OF ACQUIRED FUND
LIABILITIES AND LIQUIDATION OF THE ACQUIRED FUND
      1.1	THE EXCHANGE.  Subject to the terms and conditions
herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of the Acquired Fund's assets as set forth in
paragraph 1.2 to the Acquiring Fund.  The Acquiring Fund agrees in exchange for the Acquired Fund's assets (i) to deliver to the Acquired Fund full and fractional shares of the Acquiring Fund ("Acquiring Fund Shares"), computed in the manner and as of the time and date set forth in Article II; and (ii) to assume all of the liabilities of the Acquired Fund, as set forth in paragraph
1.3.  Such transactions shall take place on the Closing Date provided for in paragraph 3.1.
      1.2	ASSETS TO BE ACQUIRED.  The assets of the Acquired
Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, that is owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the
Acquired Fund on the Closing Date.  The Acquired Fund has
provided the Acquiring Fund with its most recent unaudited
financial statements, which contain a list of all of the
Acquired Fund's assets as of the date thereof.  The Acquired
Fund hereby represents that as of the date of the execution of this Agreement there have been no changes in its financial
position as reflected in said financial statements other than those occurring in the ordinary course of its business in
connection with the purchase and sale of securities and the
payment of its normal operating expenses.  The Acquired Fund reserves the right to sell any of such securities, but will not, without the prior written approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest.
      1.3	LIABILITIES TO BE ASSUMED.  The Acquired Fund will
endeavor to discharge all of its known liabilities and
obligations prior to the Closing Date. The Acquiring Fund shall assume all of the Acquired Fund's liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise in existence on the Closing Date.
      1.4	LIQUIDATION AND DISTRIBUTION.  On or as soon after the
Closing Date as is conveniently practicable (the "Liquidation
Date"), (a) the Acquired Fund will liquidate and distribute pro rata to the Acquired Fund's shareholders of record (the
"Acquired Fund Shareholders"), determined as of the close of business on the Valuation Date (as defined below), the Acquiring
Fund Shares received by the Acquired Fund pursuant to paragraph
1.1; and (b) the Acquired Fund will thereupon proceed to
terminate as set forth in paragraph 1.8 below.  Such liquidation and distribution will be accomplished by the transfer of the
Acquiring Fund Shares then credited to the account of the
Acquired Fund on the books of the Acquiring Fund to open
accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders and representing the
respective pro rata number of the Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Acquired
Fund will simultaneously be canceled on the books of the
Acquired Fund. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.
      1.5	OWNERSHIP OF SHARES. Ownership of Acquiring Fund
Shares will be shown on the books of the Acquiring Fund's
transfer agent.  Shares of the Acquiring Fund will be issued in the manner described in the Prospectus/Proxy Statement on Form
N-14 which will be distributed to shareholders of the Acquired
Fund.
      1.6	TRANSFER TAXES.  Any transfer taxes payable upon
issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such
Acquiring Fund Shares are to be issued and transferred.
      1.7	REPORTING RESPONSIBILITY.  Any reporting
responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the
Closing Date and such later date on which the Acquired Fund is terminated.
      1.8	TERMINATION.  The Trust shall take all necessary and
appropriate steps under applicable law to terminate the Acquired
Fund promptly following the Closing Date and the making of all distributions pursuant to paragraph 1.5.
ARTICLE II
VALUATION
      2.1	VALUATION OF ASSETS.  The value of the Acquired Fund's
assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets computed as of the close of business on the New York Stock Exchange on the business day preceding the
Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Trust's Declaration of Trust and the Acquiring Fund's then current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties.
      2.2	VALUATION OF SHARES.  The net asset value per share of
the Acquiring Fund Shares shall be the net asset value per share of the Acquiring Fund computed as of the close of business on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the Trust's Declaration of
Trust and the Acquiring Fund's then current prospectus and
statement of additional information.
      2.3	SHARES TO BE ISSUED.  The number of full and
fractional Acquiring Fund Shares to be issued in exchange for the Acquired Fund's assets shall be determined by dividing the net asset value per share of the Acquired Fund by the net asset value per share of the Acquiring Fund on the Valuation Date, determined in accordance with paragraph 2.2. Shareholders of record of Class A Shares of the Acquired Fund at the Closing
Date shall be credited with full and fractional Class A Shares of the Acquiring Fund; shareholders of record of Class C Shares of the Acquired Fund at the Closing Date shall be credited with full and fractional Class C Shares of the Acquiring Fund;
shareholders of record of Class Y Shares of the Acquired Fund at the Closing Date shall be credited with full and fractional
Class Y Shares of the Acquiring Fund; and shareholders of record of Institutional Class  Shares of the Acquired Fund at the
Closing Date shall be credited with full and fractional
Institutional Class Shares of the Acquiring Fund.
      2.4	DETERMINATION OF VALUE.  All computations of value
shall be made by   BNY Mellon Investment Servicing (US) Inc.,
the Acquiring Fund's and the Acquired Fund's accounting agent, in accordance with its regular practice in pricing the shares and assets of the Acquiring Fund and the Acquired Fund.


ARTICLE III
CLOSING AND CLOSING DATE
      3.1	CLOSING DATE. The closing of the Reorganization (the
"Closing") shall take place on or about May 17, 2013 or such other date as the parties may agree to in writing (the "Closing Date"). All acts taking place at the Closing shall be deemed to take place simultaneously immediately prior to the opening of business on the Closing Date unless otherwise provided.  The
Closing shall be held as of 8:00 a.m. Eastern Time at the
offices of the Trust, or at such other time and/or place as the parties may agree.
      3.2	EFFECT OF SUSPENSION IN TRADING. In the event that on
the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring
Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted; or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that an accurate determination of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the
Valuation Date (and the Closing Date) shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
      3.3	TRANSFER AGENT'S CERTIFICATE.  The Acquired Fund shall
cause its transfer agent to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The
Acquiring Fund shall issue and deliver, or cause its transfer agent, to issue and deliver, to the Secretary of the Trust a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring
Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts and other documents as such other party or its counsel may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
      4.1	REPRESENTATIONS OF THE ACQUIRED FUND.  The Acquired
Fund represents and warrants to the Acquiring Fund as follows:
            (a)	The Acquired Fund is a separate investment series
of the Trust, a statutory trust duly organized, validly
existing, and in good standing under the laws of Delaware.
            (b)	The Acquired Fund is a separate investment series
of the Trust, which is registered as an investment company
classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act, is in full force and effect.
            (c)	The current prospectus and statement of
additional information of the Acquired Fund conform in all
material respects to the applicable requirements of the
Securities Act of 1933, as amended (the "1933 Act"), and the
1940 Act and the rules and regulations of the Commission
thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
            (d)	The Acquired Fund is not, and the execution,
delivery, and performance of this Agreement (subject to
shareholder approval) will not result, in violation of any
provision of the Trust's Declaration of Trust or By-Laws or of
any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquired Fund is a party or by which it is bound.
            (e)	The Acquired Fund has no material contracts or
other commitments (other than this Agreement) that will be
terminated with liability to it prior to the Closing Date,
except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof.
            (f)	Except as otherwise disclosed in writing to and
accepted by the Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or
governmental body is presently pending or to its knowledge
threatened against the Acquired Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Acquired Fund to carry out the transactions contemplated by this Agreement. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the
provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its
business or its ability to consummate the transactions herein contemplated.
            (g)	The audited financial statements of the Acquired
Fund dated September 30, 2012 are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring
Fund) fairly reflect the financial condition of the Acquired
Fund as of such date, and there are no known contingent
liabilities of the Acquired Fund as of such date not disclosed therein.
            (h)	Since September 30, 2012, there has not been any
material adverse change in the Acquired Fund's financial
condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as
otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this subparagraph (h), a decline in the net
asset value of the Acquired Fund shall not constitute a material adverse change.
            (i)	At the Closing Date, all federal and other tax
returns and reports of the Acquired Fund required by law to have been filed by such date shall have been filed, and all federal and other taxes shown due on said returns and reports shall have been paid, or provision shall have been made for the payment thereof.  To the best of the Acquired Fund's knowledge, no such return is currently under audit, and no assessment has been
asserted with respect to such returns.
            (j)	For each fiscal year of its operation, the
Acquired Fund has met the requirements of Subchapter M of the
Code for qualification and treatment as a regulated investment company and has distributed in each such year all net investment income and realized capital gains.
            (k)	The Acquired Fund is not under the jurisdiction
of a court in a "Title 11 or similar case" (within the meaning of Section 368(a)(3)(A) of the Code);
            (l) 	All issued and outstanding shares of the Acquired
Fund are, and at the Closing Date will be, duly and validly
issued and outstanding, fully paid and non-assessable by the
Acquired Fund.  All of the issued and outstanding shares of the
Acquired Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.3. The Acquired Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any of the Acquired Fund shares, nor is there outstanding any security convertible into any of the Acquired Fund shares.
            (m)	At the Closing Date, the Acquired Fund will have
good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and
marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring
Fund and accepted by the Acquiring Fund.
            (n)	The execution, delivery, and performance of this
Agreement have been duly authorized by all necessary action on the part of the Acquired Fund and, subject to approval by the
Acquired Fund's shareholders, this Agreement constitutes a valid and binding obligation of the Acquired Fund, enforceable in
accordance with its terms, subject as to enforcement, to
bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.
            (o)	The information furnished by the Acquired Fund
for use in no-action letters, applications for orders,
registration statements, proxy materials, and other documents that may be necessary in connection with the transactions
contemplated hereby is accurate and complete in all material respects and complies in all material respects with federal
securities and other laws and regulations thereunder applicable thereto.
            (p)	The Acquired Fund has provided the Acquiring Fund
with information reasonably necessary for the preparation of a prospectus, which included the proxy statement of the Acquired
Fund (the "Prospectus/Proxy Statement"), all of which was
included in a Registration Statement on Form N-14 of the
Acquiring Fund (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as
amended (the "1934 Act") and the 1940 Act in connection with the meeting of the shareholders of the Acquired Fund to approve this Agreement and the transactions contemplated hereby. The
Prospectus/Proxy Statement included in the Registration
Statement (other than information therein that relates to the
Acquiring Fund and any other fund described therein other than the Acquired Fund) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were
made, not misleading.
      4.2	REPRESENTATIONS OF THE ACQUIRING FUND. The Acquiring
Fund represents and warrants to the Acquired Fund as follows:
            (a)	The Acquiring Fund is a separate investment
series of the Trust, a business trust duly organized, validly existing, and in good standing under the laws of Massachusetts.
            (b)	The Acquiring Fund is a separate investment
series of the Trust, which is registered as an investment
company classified as a management company of the open-end type, and its registration with the Commission as an investment
company under the 1940 Act is in full force and effect.
            (c)	The current prospectus and statement of
additional information, as of the date of the Prospectus/Proxy
Statement, of the Acquiring Fund conform in all material
respects to the applicable requirements of the 1933 Act and the
1940 Act and the rules and regulations of the Commission
thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
            (d)	The Acquiring Fund is not, and the execution,
delivery and performance of this Agreement will not result, in violation of the Trust's Declaration of Trust or By-Laws, or of
any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.
            (e)	Except as otherwise disclosed in writing to the
Acquired Fund and accepted by the Acquired Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its
knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would
materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement.  The
Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the
transactions contemplated herein.
            (f)	The audited financial statements of the Acquiring
Fund dated September 30, 2012 are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquired
Fund) fairly reflect the financial condition of the Acquiring
Fund as of such date, and there are no known contingent
liabilities of the Acquiring Fund as of such date not disclosed therein.
            (g)	Since September 30, 2012, there has not been any
material adverse change in the Acquiring Fund's financial
condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For the purposes of this subparagraph (g), a decline in the net
asset value of the Acquiring Fund shall not constitute a
material adverse change.
             (h)	At the Closing Date, all federal and other tax
returns and reports of the Acquiring Fund required by law then to be filed by such date shall have been filed, and all federal and other taxes shown due on said returns and reports shall have been paid or provision shall have been made for the payment
thereof.  To the best of the Acquiring Fund's knowledge, no such return is currently under audit, and no assessment has been
asserted with respect to such returns.
            (i)	For each fiscal year of its operation, the
Acquiring Fund has met the requirements of Subchapter M of the
Code for qualification and treatment as a regulated investment company and has distributed in each such year all net investment income and realized capital gains.
            (j)	All issued and outstanding Acquiring Fund Shares
are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable.  The Acquiring
Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any
Acquiring Fund Shares.
            (k)	The execution, delivery, and performance of this
Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject as to enforcement, to
bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.
            (l)	The Acquiring Fund Shares to be issued and
delivered to the Acquired Fund, for the account of the Acquired
Fund Shareholders, pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and, when so
issued and delivered, will be duly and validly issued Acquiring
Fund Shares, and will be fully paid and non-assessable.
            (m)	The information furnished by the Acquiring Fund
for use in no-action letters, applications for orders,
registration statements, proxy materials, and other documents that may be necessary in connection with the transactions
contemplated hereby is accurate and complete in all material respects and complies in all material respects with federal
securities and other laws and regulations applicable thereto.
            (n)	The Prospectus/Proxy Statement included in the
Registration Statement (only insofar as it relates to the
Acquiring Fund) does not contain any untrue statement of a
material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were
made, not misleading.
            (o)	The Acquiring Fund agrees to use all reasonable
efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
ARTICLE V
COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND
      5.1	OPERATION IN ORDINARY COURSE.  The Acquiring Fund and
the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions.
      5.2	INVESTMENT REPRESENTATION.  The Acquired Fund
covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any
distribution thereof other than in accordance with the terms of this Agreement.
      5.3	ADDITIONAL INFORMATION.  The Acquired Fund will assist
the Acquiring Fund in obtaining such information as the
Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.
      5.4	FURTHER ACTION.  Subject to the provisions of this
Agreement, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.
      5.5	TAX-FREE REORGANIZATION.  It is the intention of the
parties that the transaction contemplated by this Agreement with respect to the Acquired Fund and the Acquiring Fund will qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken, including, without limitation, the filing of any tax return, that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization within the meaning of
Section 368(a) of the Code.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND
      The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the
Closing Date, and, in addition thereto, the following further conditions:
      6.1	All representations and warranties of the Acquiring
Fund contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and the
Acquiring Fund shall have delivered to the Acquired Fund on the Closing Date a certificate executed in its name by the Trust's President or Vice President, in form and substance reasonably satisfactory to the Acquired Fund and dated as of the Closing
Date, to such effect and as to such other matters as the
Acquired Fund shall reasonably request.
ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND
      The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the
Closing Date and, in addition thereto, the following conditions:
      7.1	All representations and warranties of the Acquired
Fund contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and the
Acquired Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by the Trust's President or Vice President, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.
      7.2	The Acquired Fund shall have delivered to the
Acquiring Fund an unaudited statement of the Acquired Fund's assets and liabilities, together with a list of the Acquired
Fund's portfolio securities showing the tax costs of such
securities by lot and the holding periods of such securities, as of the Valuation Date, certified by the Treasurer or Assistant Treasurer of the Trust.
ARTICLE VIII
FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
FUND 	AND THE ACQUIRED FUND
      If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Acquired Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:
      8.1	On the Closing Date, the Commission shall not have
issued an unfavorable report under Section 25(b) of the 1940
Act, nor instituted any proceeding seeking to enjoin the
consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
      8.2	All required consents of other parties and all other
consents, orders, and permits of federal, state and local
regulatory authorities (including those of the Commission and of state Blue Sky securities authorities, including any necessary "no-action" positions of and exemptive orders from such federal and state authorities) to permit consummation of the
transactions contemplated hereby shall have been obtained,
except where failure to obtain any such consent, order, or
permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired
Fund, provided that either party hereto may for itself waive any of such conditions.
      8.3	The Registration Statement shall have become effective
under the 1933 Act, and no stop orders suspending the
effectiveness of the Registration Statement shall have been
issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the
1933 Act.
      8.4	The Acquired Fund shall have declared a dividend or
dividends which, together with all previous such dividends shall have the effect of distributing to the Acquired Fund
Shareholders all of the Acquired Fund's investment company
taxable income for all taxable periods ending on the Closing
Date (computed without regard to any deduction for dividends paid), all of the Acquired Fund's net tax exempt income and all of the net capital gains realized in all taxable periods ending on the Closing Date (after reduction for any capital loss
carryforward).
      8.5	Each of the Acquiring Fund and the Acquired Fund shall
have received a favorable opinion of Pepper Hamilton LLP
substantially to the effect that, for federal income tax
purposes:
            (a)	The acquisition by the Acquiring Fund of all of
the assets of the Acquired Fund solely in exchange for the
Acquiring Fund's assumption of all of the liabilities of the
Acquired Fund and the issuance of the Acquiring Fund Shares, followed by the distribution by the Acquired Fund in liquidation of such Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their Acquired Fund Shares, all as provided in the Agreement, will constitute a reorganization within the
meaning of Section 368(a) of the IRS Code, and the Acquired Fund
and the Acquiring Fund each will be "a party to a
reorganization" within the meaning of Section 368(b) of the IRS
Code;
            (b)	Under IRS Code Section 361, no gain or loss will
be recognized by the Acquired Fund (i) upon the transfer of all of its assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund
to the Acquired Fund Shareholders in liquidation, as
contemplated in the Agreement
            (c)	Under IRS Code Section 1032, no gain or loss will
be recognized by the Acquiring Fund upon the receipt of all of the assets of the Acquired Fund solely in exchange for the
assumption of the liabilities of the Acquired Fund and the
issuance of the Acquiring Fund Shares as contemplated in the
Agreement;
            (d)	Under IRS Code Section 362(b), the tax basis of
the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the Reorganization;
            (e)	Under IRS Code Section 1223(2), the holding
periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund;
            (f)	Under IRS Code Section 354, no gain or loss will
be recognized by the Acquired Fund Shareholders upon the
exchange of all of their Acquired Fund Shares for the Acquiring
Fund Shares in the Reorganization;
            (g)	Under IRS Code Section 358, the aggregate tax
basis of the Acquiring Fund Shares to be received by each
Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares exchanged therefore;
            (h)	Under IRS Code Section 1223(1), an Acquired Fund
Shareholder's holding period for the Acquiring Fund Shares to be received will include the period during which the Acquired Fund
Shares exchanged therefor were held, provided that the Acquired
Fund Shareholder held the Acquired Fund Shares as a capital asset on the date of the Reorganization.
      No opinion will be expressed as to (1) the effect of the Reorganization on (A) the Acquired Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting,
(B) any Acquired Fund shareholder or Acquiring Fund shareholder that is required to recognize unrealized gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting, or (C) the Acquired Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code or (2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.
      Such opinion shall be based on customary assumptions, limitations and such representations as Pepper Hamilton LLP may reasonably request, and the Acquired Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein.
Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.5.

ARTICLE IX

EXPENSES
      9.1	Except as otherwise provided for herein, all expenses
of the transactions contemplated by this Agreement incurred by the Acquired Fund and the Acquiring Fund, whether incurred before or after the date of this Agreement, will be borne by the Advisor, the investment advisor to the Funds. Such expenses include, without limitation, (a) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (b) expenses associated with the preparation and filing of the Registration Statement under the 1933 Act covering the Acquiring Fund Shares to be issued pursuant to the provisions of this Agreement; (c) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection herewith in each state in which the Acquired Fund Shareholders are residents as of the date of the mailing of the Prospectus/Proxy Statement to such shareholders; (d) postage; (e) printing; (f) accounting fees; and (g) legal fees.






ARTICLE X
ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
      10.1	The Acquiring Fund and the Acquired Fund agree that
neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.
      10.2	The representations, warranties, and covenants
contained in this Agreement or in any document delivered
pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder.
ARTICLE XI
TERMINATION
      11.1	This Agreement may be terminated by the mutual
agreement of the Acquiring Fund and the Acquired Fund. In
addition, either the Acquiring Fund or the Acquired Fund may at its option terminate this Agreement at or prior to the Closing
Date because:
            (a)	of a breach by the other of any representation,
warranty, or agreement contained herein to be performed at or prior to the Closing Date, if not cured within 30 days; or
            (b)	a condition herein expressed to be precedent to
the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.
      11.2	In the event of any such termination, in the absence
of willful default, there shall be no liability for damages on the part of the Acquiring Fund, the Acquired Fund, the Trust, or its Trustees or officers, to the other party, but the Advisor shall bear the expenses incurred by it incidental to the
preparation and carrying out of this Agreement as provided in paragraph 9.1.
ARTICLE XII
AMENDMENTS
      12.1	This Agreement may be amended, modified, or
supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Trust; provided,
however, that following the meeting of shareholders of the
Acquired Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such Acquired Fund Shareholders without their further approval.
ARTICLE XIII
HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
      13.1	The Article and paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
      13.2	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.
      13.3	This Agreement shall be governed by and construed in
accordance with the laws of the State of Delaware, without
giving effect to the conflicts of laws provisions thereof.
      13.4	This Agreement shall bind and inure to the benefit of
the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or
obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and permitted assigns, any
rights or remedies under or by reason of this Agreement.
      13.5	With respect to the Trust, the name used in this
Agreement refers respectively to the trust created and, as the case may be, the Trustees, as trustees but not individually or personally, acting under organizational documents Massachusetts, which are referred to and are also on file at the principal offices of the Funds. The obligations of the Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Funds, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Funds personally, but bind only the trust property, and all persons dealing with the Acquired Fund and the Acquiring Fund must look solely to the trust's property belonging to the Acquired Fund and the Acquiring Fund for the enforcement of any claims against the Acquired Fund and the Acquiring Fund, respectively.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK
      IN WITNESS WHEREOF, the dually authorized officers of the Parties, including Touchstone Advisors, Inc., have signed and delivered this Agreement as of the day and year first above written.


TOUCHSTONE VARIABLE SERIES
TRUST, on behalf of each of
its separate series reflected
on Exhibit A

                                          By: /s/ Terrie Wiedenheft
                                          Name: Terrie Wiedenheft
                                          Title:   SVP, CFO

                                          For purposes of 9.1 only:

                                          TOUCHSTONE ADVISORS, INC.

                                          By: /s/ Terrie Wiedenheft
                                          Name: Terrie Wiedenheft
                                          Title:   SVP, CFO

                                          By: /s/ Steve Graziano
                                          Name: Steve Graziano
                                          Title:   President

EXHIBIT A

      The following chart shows (i) each Acquired Fund and (ii) the corresponding Acquiring Fund:



Acquired Fund, a series of              Acquiring Fund, a series of
TOUCHSTONE VARIABLE SERIES              TOUCHSTONE VARIABLE SERIES
TRUST                                   TRUST

Touchstone Enhanced ETF Fund            Touchstone Aggressive ETF Fund